Exhibit 99.1

830 Winter Street, Waltham, MA 02451-1477	TEL: (781) 895-0600 FAX: (781) 895-0611

Contacts

For Investors: ImmunoGen, Inc. Carol Hausner, 781-895-0600 info@immunogen.com	For Media: Pure Communications, Inc. Dan Budwick, 973-271-6085

ImmunoGen, Inc. Announces 2015 Outlook for Product Pipeline

WALTHAM, MA, January 11, 2015 — ImmunoGen, Inc. (NASDAQ: IMGN), a biotechnology company that develops targeted anticancer therapies using its antibody-drug conjugate (ADC) technology, today announced ImmunoGen expectations for its product pipeline in 2015 that Company management will be discussing at the 33rd Annual J.P. Morgan Healthcare Conference starting tomorrow.

“We expect the potential of ImmunoGen as a product company to become more clearly established in 2015, principally based on progress with our lead experimental therapies  — IMGN853 for ovarian and endometrial cancers and IMGN529 for diffuse large B-cell lymphoma and other B-cell malignancies,” commented Daniel Junius, President and CEO.  “During 2015, we also expect a number of meaningful events through our many partnerships, including data presentations, development events, and additional ADCs with our technology advancing into the clinic.”

Wholly Owned Product Candidates

IMGN853 — the first and only folate receptor α (FRα)-targeting ADC to advance to clinical testing.

•                  Current stage: In Phase Ib efficacy testing for the treatment of FRα-positive platinum-resistant ovarian cancer and relapsed/refractory endometrial cancer, administered on Day 1 in a 3-week cycle. Also in dose-finding testing administered on Days 1, 8, and 15 in a 4-week cycle.

•                  Expected 2015 events include:

•                  Presentation of updated clinical findings — 2Q2015.

•                  Initiation of Phase II testing in FRα-positive ovarian cancer or endometrial cancer, or both, with potential for accelerated registration program(s) if the data allow — 2H2015.

•                  Initiation of assessment in combination regimens for the treatment of FRα-positive ovarian cancer.

IMGN529 — the first ADC for B-cell malignancies with an antibody demonstrating potent anticancer activity preclinically, and the first to target CD37.

•                  Current stage: in dose-finding Phase I clinical trial, with data presented at the December annual meeting of the American Society of Hematology (ASH).

•                  Expected 2015 events include:

•                  Selection of recommended Phase II dose — 1H2015.

•                  Start of initial efficacy testing, including as a treatment for relapsed/refractory diffuse large B-cell lymphoma and for chronic lymphocytic leukemia — 2Q/3Q2015.

•                  Presentation of updated clinical data — 2H2015.

IMGN289 — the first EGFR-targeting ADC with an antibody demonstrating potent anticancer activity preclinically.

•                  Current stage and 2015 expectations: in dose-finding Phase I clinical testing for the treatment of EGFR-positive solid tumors.

IMGN779 — the first ADC utilizing one of ImmunoGen’s new DNA-acting payload agents.

•                  Current stage: preclinical.

•                  Expected 2015 events include:

•                  Submission of Investigational New Drug Application (IND) — 2H2015.

Partner Compounds

ImmunoGen partners include Amgen, Bayer HealthCare, Biotest, CytomX, Genentech/Roche, Lilly, Novartis, and Sanofi.

•                  Based on its disclosures, Roche’s expected 2015 Kadcyla (ado-trastuzumab emtansine) events include:

•                  For 2nd-line treatment of advanced, HER2-positive gastric cancer — presentation of data from GATSBY trial, and — if positive — submission for marketing approval.

•                  For 1st-line treatment of advanced, HER2-positive breast cancer — presentation of data from MARIANNE trial; discussion with regulatory authorities.

•                  In addition to Kadcyla, 8 other compounds are in clinical testing through ImmunoGen partnerships: AMG 172, AMG 595, BAY 94-9343, BT-062, SAR650984, SAR3419, SAR566658, and SAR408701. ImmunoGen expects clinical data disclosures and development events for several of these compounds.

•                  ImmunoGen expects non-clinical data disclosures for multiple partner compounds at the American Association for Cancer Research (AACR) annual meeting in April 2015.

•                  ImmunoGen expects 3-4 additional partner compounds to advance into clinical testing in 2015.

Cash Position

ImmunoGen will report the financial results on January 30, 2015 for the quarter ended December 31, 2014, the second quarter of the Company’s 2015 fiscal year, but noted that it ended the quarter with approximately $107 MM in cash and marketable securities, and had no debt.

About ImmunoGen, Inc.

ImmunoGen, Inc. develops targeted anticancer therapeutics. The Company’s ADC technology uses tumor-targeting antibodies to deliver an ImmunoGen cell-killing agent specifically to cancer cells; the Company has also developed antibodies with anticancer activity of their own. The first product with ImmunoGen’s ADC technology is Roche’s Kadcyla®. ImmunoGen has three wholly owned product candidates in clinical testing with additional compounds in clinical testing through the Company’s partnerships with Amgen, Bayer HealthCare, Biotest and Sanofi. More information about ImmunoGen can be found at www.immunogen.com.

Kadcyla® is a registered trademark of Genentech, a member of the Roche Group.

This press release includes forward-looking statements. For these statements, ImmunoGen claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. It should be noted that there are risks and uncertainties related to the development of novel anticancer products, including ImmunoGen wholly owned and partner compounds, including risks related to preclinical testing, clinical studies and regulatory interactions, their timings and results. A review of these risks can be found in ImmunoGen’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and other reports filed with the Securities and Exchange Commission.

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